Exhibit 10.6

EXECUTION VERSION

SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(GCIC Funding LLC)

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of March 9, 2016 (this “Amendment”), is entered into by and among GCIC FUNDING LLC, as the Borrower (the “Borrower”), GC ADVISORS LLC, as the Servicer, Golub Capital Investment Corporation, as the Transferor, the Institutional Lenders identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Swingline Lender, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the above-named parties have entered into that certain Amended and Restated Loan and Servicing Agreement, dated as of May 13, 2015, (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Swingline Lender, and the Collateral Agent, the Account Bank and the Collateral Custodian;

WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.          Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2.          Amendment.

2.1           The definition of “Adjusted Borrowing Value” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

“Adjusted Borrowing Value” means, for any Eligible Loan Asset, for any date of determination, an amount equal to the lowest of: (i) the Outstanding Balance of such Eligible Loan Asset at such time, (ii) the Purchase Price of such Eligible Loan Asset multiplied by the Outstanding Balance of such Eligible Loan Asset at such time and (iii) the Assigned Value of such Eligible Loan Asset at such time multiplied by the Outstanding Balance of such Eligible Loan Asset at such time; provided that the parties hereby agree that the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset shall be zero. Amounts in excess of the Obligor limits set forth on Annex B hereto with respect to the then-applicable Maximum Facility Amount at such time (as such amount may be reduced from time to time in accordance with Section 2.3(a)) shall not be included in the Adjusted Borrowing Value of the applicable Eligible Loan Assets; provided that (i) for any Eligible Loan Assets to DCA Investment Holding, LLC existing as of the Second Amendment Date, the applicable limit shall equal the Adjusted Borrowing Value thereof as of the Second Amendment Date and (ii) for any Eligible Loan Assets to Mills Fleet Farm approved by the Administrative Agent as of the Second Amendment Date, the applicable limit shall equal the lesser of (A) the Adjusted Borrowing Value thereof as of the applicable Cut-Off Date and (B) $28,000,000. For the avoidance of doubt, any time either of the Eligible Loan Assets to DCA Investment Holding, LLC or Mills Fleet Farm exceeds the “Largest three Obligors” limit set forth in Annex B with respect to the then-applicable Maximum Facility Amount at such time, each of such Obligors with an excess thereof will be deemed to occupy one of the “Largest three Obligors” limits set forth in Annex B with respect to the then-applicable Maximum Facility Amount at such time and such limit shall not otherwise be available to any other Obligors.

2.2           The definition of “Applicable Percentage” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

“Applicable Percentage” means (i) with respect to First Lien Loans, 67.5% and (ii) with respect to First Lien Last Out Loans, 40%; provided that the Applicable Percentage with respect to First Lien Loans shall be 65% from and after the first occurrence of the Unfunded Capital Commitments of Golub Capital Investment Corporation being less than the greater of (i) $70,000,000 and (ii) 10% of the total Capital Commitments of Golub Capital Investment Corporation.

2.3           The definition of “Eligible Loan Asset” in Section 1.01 of the Agreement shall be amended by adding the following as new clause (oo) as alphabetically appropriate as follows::

(oo)         Immediately after giving effect to the acquisition by the Borrower of such Loan Asset, the sum of all commitments associated with Revolving Loan Assets and all unfunded commitments associated with Delayed Draw Loan Assets shall not, collectively, exceed 10% of the sum of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets.

2.4           The definition of “Maximum Facility Amount” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

“Maximum Facility Amount” means $370,000,000; provided that upon the request of the Borrower and approval of the Administrative Agent in its sole discretion, the Maximum Facility Amount may be increased prior to the end of the Reinvestment Period upon and subject to (i) the applicable Lenders’ agreement (in their sole discretion) to provide the increased commitment and (ii) customary terms and conditions, including no Event of Default shall have occurred or resulted therefrom; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

2.5           The following new definitions are added to Section 1.01 of the Agreement as alphabetically appropriate as follows:

“Capital Commitment” means, with respect to any stockholder of Golub Capital Investment Corporation who has entered into a subscription agreement with Golub Capital Investment Corporation for the purchase of shares of the common stock of Golub Capital Investment Corporation, its “Capital Commitment” as defined in the subscription agreement by and between such stockholder and Golub Capital Investment Corporation.

“Second Amendment Date” means March 9, 2016.

“Unfunded Capital Commitment” means, with respect to any stockholder of Golub Capital Investment Corporation who has entered into a subscription agreement with Golub Capital Investment Corporation for the purchase of shares of the common stock of Golub Capital Investment Corporation, that portion of the Capital Commitment of such Person which is still available to be called (i.e., the unfunded Capital Commitment of such member minus the sum of any amounts as to the payment of which such Person is excused, as a result of regulatory concerns or otherwise, or is otherwise discharged (by act of any Person, by operation of law, or otherwise), minus that portion of the proceeds of any pending capital calls that are not allocated to be contributed to the Borrower or to be used to pay an Obligation of the Borrower arising from or related to the transactions contemplated by this Agreement) minus any advances outstanding under any capital call facility pursuant to which such uncalled Capital Commitments have been pledged.

2.6           Section 2.09 of the Agreement shall be amended by deleting the phrase “as calculated in clauses (a), (b) and (c) above as applicable” in the proviso thereto in its entirety and inserting in lieu thereof “as calculated in clauses (a), (b), (c) and (d) above as applicable”.

2.7           Section 11.02 of the Agreement is hereby amended by adding the following directly after “Email: kcox@talmerbank.com”

California Bank & Trust, as Lender

1900 Main Street, Suite 200

Irvine, California 92614

Attn: Chris Edmonds

Tel: (949) 251-7772

Facsimile: (949) 862-7333

Email: christopher.edmonds@calbt.com

With a copy to

California Bank & Trust

401 W. Whitter Blvd., Suite 200

La Habra, California 90631

Attn: Maxine Hunter

Tel: (713) 232-6355

Facsimile: (713) 232-3658

Email: Maxine.Hunter@zionsbancorp.com

2.8           Annex A of the Agreement is hereby amended and restated in its entirety as follows:

Conduit Lender	Commitment

Institutional Lender	Commitment
Wells Fargo Bank, N.A.	$175,000,000
Capital One, National Association	$100,000,000
State Street Bank and Trust Company	$50,000,000
California Bank & Trust	$25,000,000
Talmer Bank and Trust	$20,000,000

Total:	$370,000,000

2.9           Annex B of the Agreement is hereby amended by deleting the “Scale of Select Defined Terms Based on Facility Amount” in its entirety and inserting in lieu thereof a new “Scale of Select Defined Terms Based on Facility Amount” in the form of Exhibit A hereto.

SECTION 3.          Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4.          Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a)          this Amendment has been duly executed and delivered by it;

(b)          this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c)          there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 5.          Conditions to Effectiveness.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent of (a) executed counterparts (or other evidence of execution, including facsimile or other electronic signatures, satisfactory to the Administrative Agent) of this Amendment and the fee letters related thereto, and (b) the fees specified in the fee letters.

SECTION 6.          Miscellaneous.

(a)          This Amendment may be executed in any number of counterparts (including by facsimile or other electronic method), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)          The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)          This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)          The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)          Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)          This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)          THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GCIC FUNDING LLC

By: Golub Capital Investment Corporation,
its designated manager

	By:	/s/ David B. Golub
Name: David B. Golub
Title: President and Chief Executive Officer

THE SERVICER:	GC ADVISORS LLC

	By:	/s/ David B. Golub
Name: David B. Golub
Title: President

THE TRANSFEROR:	GOLUB CAPITAL INVESTMENT CORPORATION

	By:	/s/ David B. Golub
Name: David B. Golub
Title: President and Chief Executive Officer

THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.

	By:	/s/ Philip Dean
Name: Philip Dean
Title: Vice President

[Signatures Continue on the Following Page]

S-1	Second Amendment to A&R LSA (GCIC)

ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC

	By:	/s/ Beale Pope
Name: Beale Pope
Title: Vice President

INSTITUTIONAL AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Matt Jensen
Name: Matt Jensen
Title: Director

INSTITUTIONAL LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Michael Sznajder
Name: Michael Sznajder
Title: Managing Director

[Signatures Continue on the Following Page]

S-2	Second Amendment to A&R LSA (GCIC)

INSTITUTIONAL LENDER:	STATE STREET BANK AND TRUST COMPANY

	By:	/s/ Charles Inkeles
Name: Charles Inkeles
Title: Managing Director

INSTITUTIONAL LENDER:	TALMER BANK AND TRUST

	By:	/s/ Mark Smaizys
Name: Mark Smaizys
Title: Managing Director

INSTITUTIONAL LENDER:	CALIFORNIA BANK & TRUST

	By:	/s/ Christopher J. Edmonds
Name: Christopher J. Edmonds
Title: Senior Vice President

S-3	Second Amendment to A&R LSA (GCIC)

Exhibit A

Scale of select defined terms based on Maximum Facility Amount

Maximum Facility Amount	$175,000,000	$225,000,000	$250,000,000	$275,000,000	$350,000,000	$370,000,000	$375,000,000	$400,000,000	$450,000,000	$500,000,000
Minimum Equity Amount - clause (i)	27,000,000	34,500,000	38,000,000	42,500,000	53,500,000	56,500,000	57,000,000	61,500,000	69,000,000	76,000,000
Adjusted Borrowing Value (Obligor Limits)
Largest three Obligors	10,500,000	13,500,000	15,000,000	16,500,000	21,000,000	22,200,000	22,500,000	24,000,000	27,000,000	30,000,000
All other Obligors	8,750,000	11,250,000	12,500,000	13,750,000	17,500,000	18,500,000	18,750,000	20,000,000	22,500,000	25,000,000
Non-usage Fee
Clause (1)	115,000,000	165,000,000	190,000,000	215,000,000	215,000,000	215,000,000	215,000,000	215,000,000	215,000,000	215,000,000
Clause (2)	70,000,000	120,000,000	145,000,000	170,000,000	170,000,000	170,000,000	170,000,000	170,000,000	170,000,000	170,000,000
Clause (3)	Not Applicable	Not Applicable	Not Applicable	110,000,000	185,000,000	185,000,000	210,000,000	235,000,000	285,000,000	335,000,000